UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2021

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FLXN	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 11, 2021, Flexion Therapeutics, Inc., a Delaware corporation (the “Company” or “Flexion”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pacira BioSciences, Inc., a Delaware corporation (“Parent”), and Oyster Acquisition Company Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, as promptly as practicable (but in no event more than 10 business days after the date of the Merger Agreement), Purchaser will commence a cash tender offer (the “Offer”), to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at an offer price of (i) $8.50 per Share in cash, net of applicable withholding taxes and without interest (the “Cash Amount”), plus (ii) one contingent value right per Share (the “CVR”, and together with the Cash Amount, the “Offer Price”), which will represent the right to receive one or more contingent payments up to $8.00 in the aggregate (the “Milestone Payments”) upon the achievement of specified milestones pursuant to the terms of the Contingent Value Right Agreement in the form attached as Exhibit C to the Merger Agreement (the “CVR Agreement”) as further described below under the heading—CVR Agreement.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the conditions set forth in the Merger Agreement, including, but not limited to, that the (i) number of Shares validly tendered in accordance with the terms of the Offer and not validly withdrawn (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not been “received”, as defined by Section 251(h)(6)(f) of the Delaware General Corporation Law (the “DGCL”)), when considered together with all other Shares owned by Purchaser and its affiliates, would represent at least one Share more than 50% of the total number of Shares at the time of the expiration of the Offer and (ii) waiting period (or any extension thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder having expired or been terminated.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Purchaser will effect the Merger after consummation of the Offer pursuant to Section 251(h) of the DGCL. At the effective time of the Merger (the “Effective Time”), the Shares then outstanding (other than Shares held (i) by the Company or its subsidiaries (including Shares held in the Company’s treasury), (ii) by Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, or (iii) by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL) will each be converted into the right to receive the Offer Price.

The Merger Agreement provides that each option to purchase shares of common stock of the Company (a “Company Option”) that is outstanding as of immediately prior to the Effective Time shall automatically accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time:

(i)	Each Company Option with an exercise price less than the Cash Amount (an “In-the-Money Option”) that is then outstanding and unexercised shall be cancelled and converted into the right to receive (a) cash in an amount equal to the product of (x) the total number of Shares subject to such In-the-Money Option multiplied by (y) the excess, if any, of the Cash Amount over the exercise price payable per Share under such In-the-Money Option, and (b) one CVR for each Share subject to such In-the-Money Option, net of applicable withholding taxes.

(ii)	Each Company Option with an exercise price equal to, or greater than, $8.50 and less than the closing price per Share on the Nasdaq Global Market on the trading day immediately prior to the Effective Time (the "Option Reference Price", and such Company Option, an "Out-of-the-Money Option") that is then outstanding and unexercised shall be cancelled and converted into the right to receive from time to time upon the occurrence of any Milestone Payment Date (as defined in the CVR Agreement), a cash payment, if any, equal to (A) the product of (1) the total number of Shares subject to such Out-of-the-Money Option multiplied by (2) the amount, if any, by which (x) the Cash Amount plus the applicable Milestone Payment plus any Milestone Payments previously earned exceeds (y) the exercise price payable per Share under such Out-of-the-Money Option minus (B) the gross amount previously paid with respect to such Out-of-the-Money Option, net of applicable withholding taxes.

(iii)	Each Company Option (including any Out-of-the-Money Option) with an exercise price equal to, or greater than, the Option Reference Price that is then outstanding and unexercised shall be cancelled at the Effective Time without any consideration payable in respect of such cancelled Company Option.

The Merger Agreement also provides that each restricted stock unit award issued by the Company (a “Company RSU”) that is outstanding as of immediately prior to the Effective Time shall automatically accelerate and become fully vested immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, each Company RSU that is then outstanding shall be cancelled and converted into the right to receive (a) cash in an amount equal to the product of (x) the total number of Shares issuable in settlement of such Company RSU multiplied by (y) the Cash Amount, and (b) one CVR for each Share issuable in settlement of such Company RSU.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to conduct in all material respects its business and operations in the ordinary course and has agreed to certain other customary operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed not to (i) directly or indirectly solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of knowingly encouraging, or facilitating, an Acquisition Proposal, or (iii) adopt, approve or enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal. Notwithstanding these restrictions, the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to an unsolicited, bona fide written Acquisition Proposal that the board of directors of the Company (the “Company Board”) has determined in good faith, after consultation with its financial advisors and outside legal counsel, could reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement).

The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to a Superior Offer, the Company will be required to pay Parent a termination fee of an amount in cash equal to $18.0 million (the “Termination Fee”). Any such termination of the Merger Agreement by the Company in connection with a Superior Offer is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement, a determination by the Company Board that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable law and the payment of the Termination Fee by the Company.

The Company Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby and by the CVR Agreement and the Support Agreements (as defined below), including the Offer and the Merger (together, the “Transactions”), are fair to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger shall be effected under Section 251(h) of the DGCL and (iv) resolved to recommend that the stockholders of the Company tender their Shares to Purchaser pursuant to the Offer.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the foregoing description of such agreement have been included to provide investors and stockholders with information regarding the terms of such agreement. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company, Pacira or Purchaser, as applicable, at the time they were made and investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company or Pacira and/or Purchaser, as applicable, in their respective public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Pacira’s public disclosures, as applicable.

CVR Agreement

Pursuant to the Merger Agreement, at or prior to the Effective Time, Parent and a rights agent to be designated by Parent that is reasonably acceptable to the Company (the “Rights Agent”) will enter into the CVR Agreement governing the terms of the CVRs issued pursuant to the Offer. The Rights Agent will maintain an up-to-date register of the holders of CVRs (the “Holders”). Holders shall not be permitted to transfer CVRs (subject to certain limited exceptions).

Each CVR represents the right to receive the following Milestone Payments, if any, without interest thereon and less any applicable withholding taxes, with each Milestone Payment conditioned upon the achievement of the applicable milestone on or before December 31, 2030 as follows (each, a “Milestone”):

(i)	$1.00 per CVR, the first time that net sales of ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) in any calendar year equal or exceed $250.0 million.

(ii)	$2.00 per CVR, the first time that net sales of ZILRETTA in any calendar year equal or exceed $375.0 million.

(iii)	$3.00 per CVR, the first time that net sales of ZILRETTA in any calendar year equal or exceed $500.0 million.

(iv)	$1.00 per CVR upon approval by the U.S. Food and Drug Administration (the “FDA”) of a biologics license application (BLA) for FX-201, the Company’s clinical stage gene therapy product candidate.

(v)	$1.00 per CVR upon approval by the FDA of a new drug application (NDA) for FX-301, the Company’s investigational product candidate.

Parent is obligated to use commercially reasonable efforts to achieve the foregoing Milestones. However, there can be no assurance that any of the Milestones will be achieved and that any of the resulting Milestone Payments will be required of Parent.

The foregoing description of the CVR Agreement is not complete and is qualified in its entirety by reference to the CVR Agreement, a copy of which is included as Exhibit C to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated by reference herein.

Tender and Support Agreements

On October 11, 2021, in connection with the execution of the Merger Agreement, the Company's directors and executive officers or their affiliates (together, the “Supporting Stockholders”), entered into Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Supporting Stockholders have agreed, among other things, to tender, pursuant to the Offer, their Shares in the Offer, vote their Shares in favor of the Merger, as applicable, and, subject to certain exceptions, not to transfer any of the Shares that are subject to the Support Agreements. As of October 11, 2021, the Supporting Stockholders beneficially owned an aggregate of approximately 4.4% of the outstanding Shares. The Support Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

On October 11, 2021, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this report.

Item 2.02	Results of Operations and Financial Condition.

Also in the Press Release, the Company provided an estimate of ZILRETTA net sales for the third quarter ended September 30, 2021 and the withdrawal of its ZILRETTA sales guidance for 2021, consistent with the practice of the Parent.

The information in this Item 2.02 and the portion of Exhibit 99.1 hereto regarding the Company’s estimated net sales of ZILRETTA for the third quarter ended September 30, 2021 and the withdrawal of its ZILRETTA sales guidance for 2021 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In connection with the announcement of the Merger Agreement, the Company is also informing investors that Michael D. Clayman, M.D., the Company’s President and Chief Executive Officer, may be unavailable or have reduced availability for an approximately two-to-four week period beginning on October 18, 2021, due to a previously-planned medical procedure.

Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be”, “would be”, “may”, “could” and similar expressions. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of Flexion and the timing and benefits thereof, Parent’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. These forward-looking statements are based on Parent’s and Flexion’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Parent’s ability to complete the transaction on the proposed terms and schedule or at all; whether the tender offer conditions will be satisfied; whether sufficient stockholders of Flexion tender their shares in the transaction; the outcome of legal proceedings that may be instituted against Flexion and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for Flexion and its products, including uncertainty of the expected financial performance of Flexion and its products, including whether the Milestones will ever be achieved; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement, as well as other risks related to Parent’s and Flexion’s businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in Parent’s and Flexion’s respective SEC filings and reports, including their respective Annual Reports on Form 10-K for the year ended December 31, 2020 and subsequent quarterly and current reports filed with the SEC. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Parent’s and Flexion’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Parent and Flexion undertake no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in their expectations, except as required by law.

Additional Information about the Transaction and Where to Find It

The Offer described in this report has not yet commenced, and this report is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Flexion or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Parent and Purchaser, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Flexion. The Offer to purchase Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Flexion under the “Investors” section of Flexion’s website at ir.flexiontherapeutics.com. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Parent under the “Investors” section of Parent’s website at investor.pacira.com.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 11, 2021, by and among Flexion Therapeutics, Inc., Pacira BioSciences, Inc. and Oyster Acquisition Company Inc.

10.1	Form of Tender and Support Agreement, dated as of October 11, 2021.

99.1	Joint Press Release of Pacira BioSciences, Inc. and Flexion Therapeutics, Inc., dated as of October 11, 2021.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXION THERAPEUTICS, INC.

Date: October 12, 2021	By:	/s/ Mark S. Levine
Mark S. Levine
General Counsel and Corporate Secretary